Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-143397) pertaining to the 2007 Outside Director Incentive Plan, the Registration Statements (Form S-8 Nos. 333-158903 and 333-127341) pertaining to the 2005 Omnibus Incentive Plan, the Registration Statements (Form S-8 No. 333-157236, 333-37500 and No. 333-108321) pertaining to The 401(k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates, the Registration Statement (Form S-8 No. 33-39478) pertaining to the 1991 Thrift Incentive Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates, the Registration Statement (Form S-8 No. 33-53492) pertaining to the Cullen/Frost Bankers, Inc. Restricted Stock Plan, the Registration Statement (Form S-8 No. 33-53622) pertaining to the Cullen/Frost Bankers, Inc. 1992 Stock Plan, the Registration Statement (Form S-8 No. 333-68928) pertaining to the Cullen/Frost Bankers, Inc. 2001 Stock Plan, and the Registration Statement (Form S-8 No. 333-102133) pertaining to the 1997 Director Stock Plan of Cullen/Frost Bankers, Inc. of our reports dated February 2, 2010, with respect to the consolidated financial statements of Cullen/Frost Bankers, Inc., and the effectiveness of internal control over financial reporting of Cullen/Frost Bankers, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

San Antonio, Texas

February 2, 2010